Exhibit 10.27

COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS

Annual Cash Retainers

Each Non-Employee Director is paid an annual retainer of $55,000 for service on the Board of Directors of ANN INC. (the “Company”).

Each Audit Committee member will receive an additional annual retainer of $15,000 and each Compensation Committee and Nominating and Corporate Governance Committee member will receive an additional annual retainer of $10,000.

The Chair of the Audit Committee receives an additional annual retainer of $30,000 and the Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee each receive an additional annual retainer of $20,000.

Payment of Cash Retainers

The annual retainers described under the heading “Annual Cash Retainers” shall be earned ratably over the fiscal year and paid in arrears in quarterly installments based on a fiscal quarter by the 15th of the month following the end of each fiscal quarter. In the event a Non-Employee Director ceases serving as a Non-Employee Director, or in the applicable positions described under the heading “Annual Cash Retainers” for any reason, the retainer paid to such Non-Employee Director shall be pro-rated for the portion of such fiscal quarter actually served as a Non-Employee Director, or in such positions, as applicable.

Grant of Restricted Shares of Common Stock

In connection with the Annual Meeting of Stockholders, each Non-Employee Director receives an annual grant of restricted shares of Company Common Stock (“Common Stock”) valued at $115,000 on the “grant date” (determined in accordance with the Policy on Grant of Equity Awards).

If a Non-Employee Director joins the Board of Directors after an Annual Meeting of Stockholders, the Director shall receive a pro-rated amount of the annual grant of restricted stock, based on the portion of the year the Director served and according to the following schedule:

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if a Non-Employee Director is appointed to the Board within 90 days after an Annual Meeting of Stockholders, the Director shall receive a grant of restricted stock valued at $115,000 on the “grant date” (determined in accordance with the Policy on Grant of Equity Awards);

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if a Non-Employee Director is appointed to the Board within between 91 days and 270 days after an Annual Meeting of Stockholders, the Director shall receive a grant of restricted stock valued at $57,500 on the “grant date” (determined in accordance with the Policy on Grant of Equity Awards); and

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if a Non-Employee Director is appointed to the Board 271 or more days after an Annual Meeting of Stockholders, the Director shall not receive any grant of restricted stock prior to the date of the Annual Meeting of Stockholders.

The number of shares granted to each such Director is determined by using the “fair market value” of the Common Stock on the grant date. The “fair market value” is the closing price of the Common Stock on the preceding business day. The restricted shares of Common Stock vest on the date of the next Annual Meeting of Stockholders. If a Director ceases to be a Director for any reason prior to the date of the next Annual Meeting of Stockholders, the unvested restricted shares will be forfeited.

Non-Executive Chairman Retainer

The Non-Executive Chairman of the Board receives an additional annual retainer of $125,000, comprised of $60,000 in cash and a grant of restricted shares of Common Stock valued at $65,000 on the “grant date”. The number of shares granted to the Non-Executive Chairman is determined by the same method as the annual grant to Non-Employee Directors. The restricted shares of Common Stock vest on the date of the next annual meeting of the Board of Directors. If the Non-Executive Chairman ceases to be the Non-Executive Chairman for any reason prior to the date of the next annual meeting of the Board of Directors, the unvested restricted shares will be forfeited.

The Non-Executive Chairman’s $60,000 annual cash retainer shall be earned ratably over the fiscal year and paid in arrears in quarterly installments based on a fiscal quarter by the 15th of the month following the end of each fiscal quarter. If the Non-Executive Chairman ceases to be the Non-Executive Chairman for any reason, the retainer paid to such Non-Executive Chairman shall be pro-rated for the portion of the fiscal quarter actually served as a Non-Executive Chairman.

Travel Expense Reimbursements and Other Benefits

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board of Directors and Board Committee meetings.  Travel arrangements should be made by calling Ultramar Travel Management International, ANN INC.’s third party travel agency services provider, at 1-866-856-0441.  Directors should identify themselves as members of the Board of Directors when speaking to the Ultramar agent. The Corporate Secretary’s Office will arrange for reimbursement upon receiving receipts for any related out-of-pocket expenses.

Non-Employee Directors are also eligible to receive discounts on their purchases of the Company’s products under the same terms and conditions available to Company associates.